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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 22, 2001 relating to the consolidated financial statements and financial statement schedule of ValueClick, Inc., which appears in ValueClick, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Century City, California
September 17, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS